UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 18, 2008

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 13, Cummins Inc. announced that it will add Selective Catalytic Reduction (SCR) aftertreatment to its Heavy-Duty diesel engine products to deliver fuel economy improvements for its customers in conjunction with meeting the Environmental Protection Agency’s 2010 regulations.   The press release issued in connection with this announcement is furnished as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99-Press Release dated August 13, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2008

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

FOR IMMEDIATE RELEASE

CONTACT:

Carol Lavengood

Cummins Inc.

(812) 377-3079

carol.lavengood@cummins.com

CUMMINS ANNOUNCES RECENT TECHNOLOGY DEVELOPMENT ACHIEVES SIGNIFICANT FUEL ECONOMY BENEFITS

COLUMBUS, Ind. (August 13, 2008) – Cummins Inc. (NYSE: CMI) announced today that it will add Selective Catalytic Reduction (SCR) aftertreatment to its Heavy-Duty products for 2010 to deliver the best fuel efficiency for its customers.

Cummins will combine recent advancements in catalyst technology with its unique engine systems.  This will provide customers with significant fuel economy improvements, in addition to meeting the near-zero emissions levels required by the Environmental Protection Agency’s (EPA) 2010 regulations.  Cummins Emission Solutions, a leading provider of SCR systems, will supply integrated exhaust aftertreatment systems for Cummins Heavy-Duty and MidRange engines.

As previously announced, Cummins' Heavy-Duty ISX engine family will incorporate the XPI fuel system, proven cooled Exhaust Gas Recirculation, the Cummins VG turbocharger, Cummins Particulate Filter and advanced electronic controls for the best performance, fuel economy and reliability.

"Cummins' expertise in engine system integration means that we have the capability to make the engine systems and aftertreatment technologies work together seamlessly," said Steve Charlton, Vice President, Heavy-Duty Engineering.  "The addition of the new SCR catalyst technology ensures that Cummins will deliver the best fuel economy in the industry and total operating cost benefits to our customers."

 "This move demonstrates Cummins' ability to adapt to a changing environment by leveraging technology advancements from our MidRange engine development and Cummins Emission Solutions," said Ed Pence, Vice President and General Manager, Heavy-Duty Engine Business.  "Our 2010 engine development is progressing on plan and customers can depend on Cummins to deliver these new products on-time, with the reliability, performance, and fuel economy that they have come to expect from us."

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in approximately 190 countries and territories through a network of more than 500 company-owned and independent distributor locations and approximately 5,200 dealer locations. Cummins reported net income of $739 million on sales of $13.05 billion in 2007. Press releases can be found on the Web at www.cummins.com.